Exhibit 10.3

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT, effective as of the 21st day of September, 2004, by and between ASPEN EXPLORATION CORPORATION, a public Delaware corporation, Suite 208, 2050 S. Oneida Street, Denver, CO 80224, (303) 639-9860 ("ASPEN"),
and R. V. BAILEY, P.O. Box 1420 (current office is located at 515 Jerry St. but no mail is delivered to this address), Castle Rock, CO 80104, (303) 660-0966 ("BAILEY"), sometimes collectively referred to as the "Parties."

                                   WITNESSETH

     WHEREAS, ASPEN has employed BAILEY since ASPEN'S incorporation in 1980, a portion of which has been pursuant to employment agreements which have since expired; and

     WHEREAS, ASPEN wishes to establish an EMPLOYMENT PLAN for BAILEY as well as to retain BAILEY in the capacity of Vice President and Board Chairman, and BAILEY wishes to serve ASPEN in such capacity;

     NOW, THEREFORE, in consideration of the conditions and covenants set forth, it is agreed as follows:

1. TERM OF EMPLOYMENT: BAILEY and ASPEN hereby agree that BAILEY shall be employed by ASPEN for a period commencing May 1, 2003 and ending May 1, 2009 (the "EMPLOYMENT PERIOD"), in accordance with the terms of this Agreement. All previous agreements pursuant to which BAILEY was employed by ASPEN (whether written or oral) be and hereby are terminated to the extent that there are any obligations remaining due by either party thereunder.

(a) This Agreement does not, however, terminate any rights that BAILEY may have (or which may be granted to him in the future) to participate in ASPEN's "Amended Royalty and Working Interest Plan". The June 4, 1993 Stock Purchase Agreement is hereby terminated and Aspen, therefore, shall not be required to provide any insurance on the life of BAILEY.

(b) Furthermore, this Agreement does not terminate any rights that BAILEY may have (or which may be granted to him in the future) to participate in other benefit programs or undertakings established by ASPEN for the benefit of employees.

(c) BAILEY may resign from ASPEN and terminate this Agreement upon 30 days written notice to ASPEN, in which case ASPEN shall pay salary and benefits set forth in this Agreement through the date of termination and this Agreement shall terminate.

2.  DUTIES:

(a) During the EMPLOYMENT PERIOD BAILEY shall be employed with the title of Vice President and shall be subject to the general direction of the President and Board of Directors of ASPEN. Nothing in this Agreement prevents BAILEY and the Board of Directors of Aspen from discussing alternative positions as an employee or officer of, or consultant to, ASPEN in the future.

Employment Agreement - R.V. BAILEY                                        Page 1

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(b) BAILEY shall have such authority and responsibilities as are customarily performed by a person holding such positions. BAILEY shall devote time, attention and energies as needed to the business of ASPEN. No specific portion of BAILEY'S time shall be required. BAILEY shall not engage in any business or render services to others who directly or indirectly compete in direct or indirect competition with the oil and gas business of ASPEN. This provision shall not preclude BAILEY from making investments in any entity or continuing to maintain BAILEY'S existing investments in certain oil and gas properties as in the past. In addition, BAILEY may make other passive outside investments in oil and gas opportunities only after having first offered such investment opportunity to ASPEN. Such offer, and the response, may take the form of a phone call or electronic mail between BAILEY and ASPEN.

(c) During the term of this Agreement, BAILEY will continue to provide, at no cost to ASPEN, so long as BAILEY has such space available, indoor storage space near Platteville, Colorado, for geological and engineering records related to several uranium projects in Wyoming, which records are and will remain the sole property of ASPEN.

3.   COMPENSATION:

     (a) ASPEN shall pay BAILEY a salary of $45,000 per year commencing May 1, 2003, through December 31, 2006, and a salary or $60,000 per year commencing January 1, 2007 and ending April 1, 2009, subject to such further salary increases and bonuses as the Board of Directors may determine to be appropriate. ASPEN shall deduct and withhold such sums as are required by statute and applicable laws for Social Security, taxes and otherwise, to be deducted or withheld from compensation. ASPEN shall pay such compensation to BAILEY in equal monthly installments in arrears after the deduction of appropriate taxes. During the term of this Agreement BAILEY shall also participate in corporate stock option plans in amounts deemed appropriate by the Board of Directors.

(b) ASPEN shall provide BAILEY the other benefits and expense reimbursement as described in Sections 4, 5 and 6, below.

4.  LOCATION:

(a) As long as ASPEN maintains a Denver office, ASPEN will not reimburse BAILEY for the use of any other office space. If ASPEN no longer maintains a staffed Denver office, ASPEN will pay to BAILEY a flat fee of $500 per month to reimburse him for expenses he may incur for rent and utilities for any office selected by BAILEY, regardless of BAILEY'S actual cost for providing office space he deems appropriate. This reimbursement, should it commence, will terminate on December 31, 2007.

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(b) During the term of this Agreement, BAILEY may continue to utilize office equipment (including furniture and computer equipment and accessories) that ASPEN owns and which are located at BAILEY'S office in Castle Rock, Colorado. Such equipment may be upgraded from time to time during the term of this Agreement. BAILEY may, at his option, purchase such office equipment from ASPEN at any time on or before December 31, 2007, for a total purchase price of $10.00.

(c) During the term of this Agreement, ASPEN will continue to provide BAILEY an office at ASPEN'S Denver office for so long as ASPEN maintains offices in Denver. The parties hereto recognize that this Denver office is also utilized for filing cabinets and by the auditors and other parties as needed and this use in the future is expected and approved.

(d) During the term of this Agreement ASPEN will reimburse BAILEY for office supplies reasonably necessary or appropriate for the conduct of ASPEN'S business in the same manner and to the same extent as in the past. This will include reimbursement for office phones (in a proportionate amount), DSL (or equivalent) and a cell phone. This reimbursement will discontinue on December 31, 2007.

5. BENEFITS AND EXPENSES:

(a)  Non-Accountable Expense Allowance; Other Reimbursements.

     (i) During the term of this Agreement, ASPEN agrees to pay BAILEY quarterly in arrears the sum of $1,700 per month to reimburse BAILEY for miscellaneous items such as prescriptions, medical and dental coverage for himself and his dependents and other expenses which are not subject to reimbursement pursuant to Sections 4(a) and 4(d), above. It is BAILEY'S responsibility to provide ASPEN with a quarterly detailed statement listing all accountable expenses not subject to withholding and wage employment taxes. Should the accountable expenses in any fiscal year be less than the cumulative $1,700 monthly allowances, ASPEN will treat the difference as non-accountable expenses subject to withholding and wage employment taxes and will report the difference on the W-2. The $1,700 allowance shall be adjusted annually in the month of June to account for inflation.

     (ii) ASPEN recognizes that BAILEY is the founder of the corporation and has been a trusted employee, officer and director of the corporation for more than 23 years. During the term of this Agreement, if BAILEY desires to incur any expense on behalf of ASPEN exceeding cumulative $1,000 in any one month for which he intends to seek reimbursement from ASPEN (such as travel to meetings of the Board of Directors or to ASPEN'S properties), he shall advise the Board of Directors or the President of ASPEN telephonically or by electronic mail of such possible expense and the Board or President shall promptly respond. In the event no such advisement has been conveyed, or the advisement was conveyed but no response received, BAILEY may proceed to incur expenditures that he believes are on behalf of ASPEN but with the understanding that such expenditures may or may not be reimbursed subsequently by ASPEN.

Employment Agreement - R.V. BAILEY                                        Page 3

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(b)  Termination of Other Benefits.

     (i) ASPEN currently maintains a key man life insurance policy on BAILEY'S life as required pursuant to Section 2.1 of the Stock Purchase Agreement dated June 4, 1993. BAILEY agrees that ASPEN shall allow the current key man policy on BAILEY'S life to expire of its own terms, and ASPEN shall not be obligated to purchase a new policy due to the excessive costs involved.

     (ii) Prior to January 1, 2004, the Parties agree to terminate the current split dollar plan between ASPEN and BAILEY. The value of ASPEN'S interest thereunder will be distributed to ASPEN in accordance with the provisions of the plan. There is a possibility that a trust established by BAILEY will pay the amount due to ASPEN.

(c) Vacation. BAILEY shall be entitled to four weeks paid vacation each year during the EMPLOYMENT PERIOD. No more than one week may be carried forward to any subsequent year.

(d) Vehicle Expenses. During the term of this Agreement and in addition to the expense reimbursements set forth elsewhere in this Agreement, ASPEN agrees to reimburse BAILEY on his monthly expense report submitted to ASPEN for all expenses associated with the use of ASPEN'S four-wheel drive vehicle. BAILEY may trade in the current ASPEN vehicle for a new similar vehicle of his choice once prior to June 30, 2006. During 2007, or thereafter during the term of this Agreement, ASPEN, upon request by BAILEY, shall sell to BAILEY free from any liens, for the sum of $500.00, the ASPEN vehicle he is using, or, if BAILEY dies during the EMPLOYMENT PERIOD, upon request of the personal representative of his estate, ASPEN shall sell the vehicle to the estate of BAILEY for the above-stated amount.

(e) Royalty and Working Interest Plan. As part of the benefits hereunder, during the term of this Agreement, ASPEN will assign to BAILEY overriding royalties in accordance with ASPEN'S existing Amended Royalty and Working Interest Plan dated February 2, 1986.

(f) Participating Interests. During the term of this Agreement and thereafter, ASPEN shall continue to offer to BAILEY participating working interests in oil and gas exploration wells, or in production purchases, as has been done in years past. Such offers shall be in no less amounts than are being offered to other ASPEN employees or consultants. BAILEY may negotiate with ASPEN management for greater working interest participation in certain drilling or acquisitions.

6. TERMINATION: The obligations of ASPEN hereunder for compensation during the term of this Agreement shall remain and continue during the term of this Agreement.

(a) ASPEN may terminate this Agreement upon BAILEY'S death, in which case ASPEN will pay BAILEY'S estate all compensation that had accrued, or will accrue, to the end of the year of the date of death plus an additional $75,000.

(b) ASPEN shall not have the right to unilaterally terminate this Agreement.

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 (c) If, during the term of this Agreement, BAILEY becomes totally and permanently disabled, ASPEN shall pay, as its sole and exclusive liability hereunder, one half (50%) of the salary and benefits set forth in this Agreement for the remainder of the term of this Agreement.

7.   GENERAL PROVISIONS:

(a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other persons, places or circumstances, shall remain in full force and effect.

(c) With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

(d) All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have been duly given or delivered (i) when delivered personally; (ii) sent by telephone facsimile transmission; or (iii) sent via a nationally recognized overnight courier to the recipient. Such notices, demands and other communications will be sent to the address indicated in the first paragraph hereof, or to such other address as any party may specify by notice given to the other party in accordance with this Section. The date of giving any such notice shall be (i) the date of hand delivery; (ii) the date sent by telephone facsimile if a business day or the first business day thereafter; or (iii) the business day after delivery to the overnight courier service.

(e) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado. Without limitation of the foregoing, BAILEY and ASPEN specifically acknowledge that they do not intend the laws of the State of California to be applicable to this employment relationship.

(f) This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes any prior agreement or understanding, whether written and oral, among the Parties or between any of them with respect to the subject matter of this Agreement. There are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.

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(g) This Agreement may be amended, modified or waived only by a written agreement signed by each of the Parties hereto.

(h) This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and, if applicable, permitted assigns.

(i) Each party intends that this Agreement shall not benefit or create any right or cause of action in any person other than the Parties or as specifically expressed in this Agreement.

(j) This Agreement may be executed in one or more counterparts, each of which shall constitute an original but when taken together shall constitute but one instrument.

(k) Aspen shall reimburse BAILEY for BAILEY'S reasonable expenses, not to exceed $1,500, in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants.

9. REMEDIES: In the event of any disagreement or dispute arising hereunder, the same shall be subject to Colorado law and be submitted to arbitration before the Judicial Arbiter Group, Inc., Denver, Colorado, in accordance with the rules of such group.

IN WITNESS WHEREOF, the Board of Directors of ASPEN has approved this Agreement by resolutions dated April 26, 2004, and the Parties have executed this Agreement this 21st day of September 2004, to be effective as of the first day of May 2003.

ASPEN EXPLORATION CORPORATION


By:  /s/  Robert A. Cohan
  ----------------------------------
          Robert A. Cohan, President

Date:  September 23, 2004


EMPLOYEE


By:  /s/  R. V. Bailey
  ------------------------------------
          R. V. Bailey, Vice President

Date:  September 21, 2004

Employment Agreement - R.V. BAILEY                                        Page 6